UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 26, 2020

Northern States Power Company

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-03140	39-0508315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1414 West Hamilton Avenue Eau Claire, WI	54701
(Address of Principal Executive Offices)	(Zip Code)

(715) 839-2625

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 26, 2020, Northern States Power Company, a Wisconsin corporation (NSP-Wisconsin), issued $100 million in aggregate principal amount of 3.05% First Mortgage Bonds, Series due May 1, 2051 (the Bonds) pursuant to an Underwriting Agreement between NSP-Wisconsin and Mizuho Securities USA LLC. The Bonds are being issued pursuant to the registration statement on Form S-3 (File No. 333-224333-03) (the Registration Statement). A prospectus supplement relating to the offering and sale of the Bonds was filed with the Securities and Exchange Commission on May 19, 2020. The Bonds will be governed by NSP-Wisconsin’s Trust Indenture, dated April 1, 1947, as amended, supplemented and restated, by and between NSP-Wisconsin and U.S. Bank National Association, as successor trustee, and the Supplemental Trust Indenture dated as of May 18, 2020.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

4.01

Supplemental Indenture dated as of May 18, 2020 between Northern States Power Company and U.S. Bank National Association, as successor Trustee, creating 3.05% First Mortgage Bonds, Series due May 1, 2051

5.01	Opinion of James L. Altman regarding the validity of certain securities.

5.02	Opinion of Foley & Lardner LLP regarding the validity of certain securities.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN STATES POWER COMPANY
(a Wisconsin Corporation)

By:	/s/ Sarah W. Soong
Name:	Sarah W. Soong
Title:	Vice President and Treasurer

Date: May 26, 2020